Exhibit 16

                       SHATSWELL, MacLEOD & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

September 15, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Investors Capital Holdings, Ltd. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated September 15, 2003. We agree with the statements concerning our Firm in such Form 8-K/A.

                                          Sincerely,

                                          /s/ SHATSWELL, MacLEOD & COMPANY, P.C.
                                          --------------------------------------
                                          SHATSWELL, MacLEOD & COMPANY, P.C.

SMC:er
Enclosure